                                 Exhibit 23(a)
                         Consent of Independent Auditors







We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-27838) pertaining to the Equitable of Iowa Companies
(1982) Stock Incentive Plan in the Registration Statement (Form S-8 No. 33-57492), pertaining to the Equitable of Iowa Companies 1992 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-57484), pertaining to the Equitable of Iowa Companies Deferred Profit Sharing and Retirement Savings Plan and Trust, and in the Registration Statement (Form S-8 No. 33-51091) pertaining to the Equitable of Iowa Companies Employee Stock Purchase Plan and the respective related Prospectuses, of our report dated February 10, 1994, with respect to the financial statements and schedules of Equitable of Iowa Companies and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1993.


                                     \s\ Ernst & Young
Des Moines, Iowa
March 2, 1994